UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 6, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

This following is not a new financing but settles all existing liabilities under the Notes (defined below).

On December 6, 2024, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Court”) entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of the settlement of outstanding existing liabilities of Mullen Automotive Inc. (the “Company”) in an aggregate amount of $20,623,013 (the “Settlement Amount”), which represents principal and accrued interest payable under currently existing convertible notes (the “Notes”) issued pursuant to the Securities Purchase Agreement dated as of May 14, 2024, in exchange for Settlement Shares (as defined below). The Order provides for the full and final settlement of the Settlement Amount and the related action. The exchange is pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a Settlement Agreement and Stipulation (the “Settlement Agreement”) dated as of November 19, 2024 between the Company and the creditors named therein (the “Creditors”). The Settlement Agreement became effective and binding upon execution of the Order by the Court on December 6, 2024. The Creditors commenced action against the Company to recover the Settlement Amount under the Notes.

Pursuant to the terms of the Settlement Agreement approved by the Order, the Company agreed to issue to the Creditors shares of the Company’s common stock in accordance with the terms of the Notes or, in lieu thereof but only to the extent that the issuance of common stock would cause a violation of the Ownership Limitation (as defined below), prefunded warrants exercisable for common stock (the “Settlement Shares”), at a price calculated pursuant to the terms of the Notes, which provide that the outstanding principal and accrued but unpaid interest on the Notes are converted at the lower of (i) $549.00, (ii) 95% of the closing sale price of the common stock on the date that the initial registration statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $1.16 per share, not subject to adjustment. Upon receipt of all of the Settlement Shares, the Creditors have agreed to release the Company from any and all claims with respect to the Settlement Amount.

No Settlement Shares will be issued to a Creditor to the extent such Creditor or any of its affiliates would beneficially own in excess of 9.9% of the number of shares of common stock of the Company then outstanding (the “Ownership Limitation”), as calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Settlement Shares to the Creditors pursuant to the terms of the Settlement Agreement approved by the Order is and will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: December 9, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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